UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008 (February 1, 2008)

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Graham Packaging Holdings Company

Current Report on Form 8-K

Item 5.02 – Compensatory Arrangements of Certain Officers.

Amended and Restated Option Agreements

Graham Packaging Holdings Company (the “Company”) maintains the Graham Packaging Holdings Company 1998 Management Stock Option Plan (the “Plan”), which provides certain eligible individuals with the opportunity to purchase membership units of the Company. On February 2, 1998, certain executive officers of the Company, including Roger M. Prevot, the Company’s President and Chief Operating Officer, and Ashok Sudan, the Company’s Executive Vice President and General Manager, Global Food and Beverage, both of whom are “named executive officers” of the Company, were granted options (the “Options”) to purchase Company units pursuant to the terms of the Plan and the applicable option agreements. The option agreements provided that the Options had a 10 year term and the unexercised portion of any Option would expire on February 2, 2008. On February 1, 2008 (the “Effective Date”), however, the Company and the executive officers entered into certain Amended and Restated Option Agreements, substantially in the form attached hereto as Exhibit 10.1, designed to extend the term of the Options by 10 years (collectively referred to as the “Amended Option Agreements”). As of the Effective Date, the Amended Option Agreements supersede and replace the previous option agreements governing the Options.

The Amended Option Agreements alter neither the number of Company units subject to the Options, nor the per unit exercise price of the Company units subject to the Options, which remains fixed at $25,789. In addition, the Options remain fully vested. A total of 137.7 Company units are subject to the Amended Option Agreements, which includes 43.4 Company units subject to Mr. Prevot’s Option, and 12.8 Company units subject to Mr. Sudan’s Option.

Due to the restrictions and limitations imposed by certain tax laws, each Amended Option Agreement provides that the Option is automatically exercised upon the earlier of (i) a termination of the executive officer’s service with the Company, (ii) the occurrence of a “change of control” or “sale of the business” (as those terms are defined in the Plan) if the executive officer is employed by the Company on the date such event occurs, (iii) the executive officer’s “disability” (as defined in the Plan) or (iv) the executive officer’s death.

Item 9.01 – Financial Statement and Exhibits

(a)	Exhibit 10.1 Form of Amended and Restated Option Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2008

GRAHAM PACKAGING HOLDINGS COMPANY

BCP/GRAHAM HOLDINGS L.L.C., ITS GENERAL PARTNER

By:	/s/ Mark Burgess
Name:	Mark Burgess
Title:	Chief Financial Officer, Assistant Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amended and Restated Option Agreement.